Exhibit 4.1.3

Execution Version

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 29, 2011, is made by and among Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), and Aviv Healthcare Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Aviv REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, the other Subsidiary Guarantors named in the Indenture (as defined herein) (the “Subsidiary Guarantors”), the entities listed on Schedule I hereto (the “New Guarantors”), as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 4, 2011, as supplemented by that certain First Supplemental Indenture dated as of March 22, 2011 and that certain Second Supplemental Indenture dated as of November 1, 2011 (the “Indenture”), providing for the issuance of the Issuers’ 7  3/4% Senior Notes due 2019 (the “Notes”);

WHEREAS, on the date hereof, the New Guarantors, which constitute Restricted Subsidiaries that are not Subsidiary Guarantors, became co-borrowers with respect to the Acquisition Line and Term Loan;

WHEREAS, the Parent desires to elect, in its sole discretion pursuant to Section 4.14 of the Indenture, to cause the New Guarantors to guarantee the Notes;

WHEREAS, the Parent, the Issuers and the Subsidiary Guarantors desire to supplement the Indenture in order to, among other things, provide for the guarantee of the Notes by the New Guarantors;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Parent, the Subsidiary Guarantors, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each New Guarantor hereby agrees to unconditionally and irrevocably guarantee, jointly and severally, to each Holder and to the Trustee and its successors and assigns, the Guaranteed Obligations, on and subject to the terms, conditions and limitations set forth in the Indenture, including but not limited to Article Ten thereof, and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.

3. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as Issuer

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

AVIV HEALTHCARE CAPITAL CORPORATION, as Issuer

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

AVIV REIT, INC., as Parent and a Guarantor

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

AVIV OP LIMITED PARTNER, L.L.C. and
AVIV ASSET MANAGEMENT, L.L.C., as Subsidiary Guarantors

By: Aviv Healthcare Properties Limited Partnership, their sole member

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

Third Supplemental Indenture

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
as a Subsidiary Guarantor

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

AVIV FINANCING I, L.L.C.,
AVIV FINANCING II, L.L.C., AVIV FINANCING III, L.L.C., AVIV FINANCING IV, L.L.C. and AVIV FINANCING V, L.L.C., as Subsidiary Guarantors

By: Aviv Healthcare Properties Operating Partnership I, L.P., their sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

Third Supplemental Indenture

The entities listed on Schedule II hereto,
as Subsidiary Guarantors

By:	Aviv Financing I, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

The entities listed on Schedule III hereto, as Subsidiary Guarantors

By:	Aviv Financing II, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

Third Supplemental Indenture

The entities listed on Schedule IV hereto,
as Subsidiary Guarantors

By:	Aviv Financing IV, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

PENNSYLVANIA HEALTHCARE PROPERTIES, L.L.C., as a Subsidiary Guarantor

By:	Aviv Financing V, L.L.C., its sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Steven J. Insoft
Name:	Steven J. Insoft
Title:	Chief Financial Officer and Treasurer

Third Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

Third Supplemental Indenture

Schedule I

New Guarantors

Biglerville Road, L.L.C., a Delaware limited liability company

Commerce Sterling Hart Drive, L.L.C., a Delaware limited liability company

Conroe Rigby Owen Road, L.L.C., a Delaware limited liability company

Crooked River Road, L.L.C., a Delaware limited liability company

Cuyahoga Falls Property, L.L.C., a Delaware limited liability company

Darien ALF Property, L.L.C., a Delaware limited liability company

East Rollins Street, L.L.C., a Delaware limited liability company

Fredericksburg South Adams Street, L.L.C., a Delaware limited liability company

Gardnerville Property, L.L.C., a Delaware limited liability company

Jasper Springhill Street, L.L.C., a Delaware limited liability company

McCarthy Street Property, L.L.C., a Delaware limited liability company

Ohio Aviv Three, L.L.C., a Delaware limited liability company

Ohio Aviv Two, L.L.C., a Delaware limited liability company

Peabody Associates Two, L.L.C., a Delaware limited liability company

Pennsylvania Healthcare Properties, L.L.C., a Delaware limited liability company

Sandalwood Arkansas Property, L.L.C., a Delaware limited liability company

Sedgwick Properties, L.L.C., a Delaware limited liability company

Southern California Nevada, L.L.C., a Delaware limited liability company

Schedule II

Subsidiaries of Aviv Financing I, L.L.C.

Alamogordo Aviv, L.L.C.

Arma Yates, L.L.C.

Aviv Liberty, L.L.C.

Avon Ohio, L.L.C.

Benton Harbor, L.L.C.

California Aviv Two, L.L.C.

California Aviv, L.L.C.

Chenal Arkansas, L.L.C.

Chippewa Valley, L.L.C.

Clayton Associates, L.L.C.

Columbia View Associates, L.L.C.

Columbus Texas Aviv, L.L.C.

Columbus Western Avenue, L.L.C.

Commerce Nursing Homes, L.L.C.

Denison Texas, L.L.C.

Falfurrias Texas, L.L.C.

Florence Heights Associates, L.L.C.

Freewater Oregon, L.L.C.

Fullerton California, L.L.C.

Gardnerville Property, L.L.C.

Great Bend Property, L.L.C.

Heritage Monterey Associates, L.L.C.

Highland Leasehold, L.L.C.

Hobbs Associates, L.L.C.

Hot Springs Aviv, L.L.C.

Houston Texas Aviv, L.L.C.

Hutchinson Kansas, L.L.C.

Kansas Five Property, L.L.C.

Manor Associates, L.L.C.

Massachusetts Nursing Homes, L.L.C.

McCarthy Street Property, L.L.C.

Missouri Regency Associates, L.L.C.

Mt. Vernon Texas, L.L.C.

Murray County, L.L.C.

N.M. Bloomfield Three Plus One Limited Company

N.M. Espanola Three Plus One Limited Company

N.M. Lordsburg Three Plus One Limited Company

N.M. Silver City Three Plus One Limited Company

Ohio Pennsylvania Property, L.L.C.

Omaha Associates, L.L.C.

Orange ALF Property, L.L.C.

Peabody Associates, L.L.C.

Raton Property Limited Company

Red Rocks, L.L.C.

Riverside Nursing Home Associates, L.L.C.

Sandalwood Arkansas Property, L.L.C.

Santa Ana-Bartlett, L.L.C.

Savoy/Bonham Venture, L.L.C.

Skyview Associates, L.L.C.

Southern California Nevada, L.L.C.

Tujunga, L.L.C.

VRB Aviv, L.L.C.

Washington-Oregon Associates, L.L.C.

Wheeler Healthcare Associates, L.L.C.

Willis Texas Aviv, L.L.C.

Yuba Aviv, L.L.C.

Schedule III

Subsidiaries of Aviv Financing II, L.L.C.

Arkansas Aviv, L.L.C.

Aviv Foothills, L.L.C.

Belleville Illinois, L.L.C.

Bellingham II Associates, L.L.C.

BHG Aviv, L.L.C.

Biglerville Road, L.L.C.

Bonham Texas, L.L.C.

Camas Associates, L.L.C.

Chatham Aviv, L.L.C.

Clarkston Care, L.L.C.

Colonial Madison Associates, L.L.C.

Commerce Sterling Hart Drive, L.L.C.

Conroe Rigby Owen Road, L.L.C.

CR Aviv, L.L.C.

Crooked River Road, L.L.C.

Cuyahoga Falls Property, L.L.C.

Darien ALF Property, L.L.C.

East Rollins Street, L.L.C.

Effingham Associates, L.L.C.

Elite Mattoon, L.L.C.

Elite Yorkville, L.L.C.

Fountain Associates, L.L.C.

Four Fountains Aviv, L.L.C.

Fredericksburg South Adams Street, L.L.C.

Giltex Care, L.L.C.

HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.

Idaho Associates, L.L.C.

Jasper Springhill Street, L.L.C.

Karan Associates, L.L.C.

Karan Associates Two, L.L.C.

KB Northwest Associates, L.L.C.

Mansfield Aviv, L.L.C.

Minnesota Associates, L.L.C.

Monterey Park Leasehold Mortgage, L.L.C.

Newtown ALF Property, L.L.C.

Northridge Arkansas, L.L.C.

Norwalk ALF Property, L.L.C.

Oakland Nursing Homes, L.L.C.

October Associates, L.L.C.

Ogden Associates, L.L.C.

Ohio Aviv, L.L.C.

Ohio Aviv Three, L.L.C.

Ohio Aviv Two, L.L.C.

Oregon Associates, L.L.C.

Peabody Associates Two, L.L.C.

Prescott Arkansas, L.L.C.

Salem Associates, L.L.C.

San Juan NH Property, L.L.C.

Santa Fe Missouri Associates, L.L.C.

Searcy Aviv, L.L.C.

Sedgwick Properties, L.L.C.

Skagit Aviv, L.L.C.

Southeast Missouri Property, L.L.C.

Star City Arkansas, L.L.C.

Sun-Mesa Properties, L.L.C.

Wellington Leasehold, L.L.C.

West Pearl Street, L.L.C.

Woodland Arkansas, L.L.C.

Xion, L.L.C.

Schedule IV

Subsidiaries of Aviv Financing IV, L.L.C.

Burton NH Property, L.L.C.

Casa/Sierra California Associates, L.L.C.

Kingsville Texas, L.L.C.

Missouri Associates, L.L.C.

Montana Associates, L.L.C.

Orange, L.L.C.

Pomona Vista, L.L.C.

Richland Washington, L.L.C.

Rose Baldwin Park Property, L.L.C.

Watauga Associates, L.L.C.